                                                                  EXHIBIT 10.11


                              DEALERTRACK.COM, INC.


                    STOCK SUBSCRIPTION AND EXCHANGE AGREEMENT


                          DATED AS OF FEBRUARY 1, 2001

                                                   STOCK SUBSCRIPTION AND
                                          EXCHANGE AGREEMENT (the
                                          "Agreement"), dated as of
                                          February 1, 2001, by and among
                                          DEALERTRACK.COM, INC., a Delaware
                                          corporation (the "Company"), and
                                          J.P. MORGAN PARTNERS (23A SBIC),
                                          LLC, a Delaware limited liability
                                          company ("J.P. Morgan").
                                          Capitalized terms used but not
                                          defined herein shall have the
                                          respective meanings ascribed to
                                          such terms in the Securities
                                          Purchase Agreement (as defined below).

         WHEREAS, J.P. Morgan currently owns (i) 100,000 shares of the Company's common stock (the "Old Common Shares"), (ii) an exclusive, perpetual and irrevocable license to use, market, distribute and sub-lease DealerTrack technology pursuant to the terms of a License Agreement, dated as of February 1, 2001, between The Chase Manhattan Bank and J.P. Morgan Partners (23A SBIC Manager), Inc., a Delaware corporation (the "License Agreement"), which was assigned by J.P. Morgan Partners (23A SBIC Manager), Inc. to J.P. Morgan on the date hereof, (iii) the rights to use the URL "DealerTrack.com" (the "URL Rights"), which were assigned by The Chase Manhattan Bank to J.P. Morgan Partners (23A SBIC Manager), Inc. on February 1, 2001, and then assigned by J.P. Morgan Partners (23A SBIC Manager), Inc. to J.P. Morgan on the date hereof and
(iv) the assets set forth on Schedule I attached hereto (the "Additional Assets", and together with the Old Common Shares, the License Agreement and the URL Rights, the "Contributed Property"), which were assigned by The Chase Manhattan Bank to J.P. Morgan Partners (23A SBIC Manager), Inc. on February 1, 2001, and then assigned by J.P. Morgan Partners (23A SBIC Manager), Inc. to J.P. Morgan on the date hereof;

         WHEREAS, the Company, Wells Fargo Small Business Investment Company, Inc. ("Wells Fargo") and AmeriCredit Corp. ("AmeriCredit", and together with Wells Fargo, the "Series B Investors"), have executed a Securities Purchase Agreement, dated as of January 23, 2001 (the "Securities Purchase Agreement"), whereby, upon satisfaction of the conditions and fulfillment of the covenants contained therein, the Series B Investors shall purchase (the "Series B Preferred Purchase") 18,950,000 shares of the Company's Convertible Series B Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), at a purchase price of $1.00 per share;

         WHEREAS, J.P. Morgan is the sole stockholder of the Company and J.P. Morgan and the Company desire to effect the consummation of a stock subscription and exchange with respect to the Contributed Property (the "Exchange"), and J.P. Morgan and the Company desire to effect such Exchange pursuant to the terms and conditions set forth herein simultaneously with the consummation of the Series B Preferred Purchase; and

         WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated by this Agreement and the Stock Purchase Agreement will qualify as a transaction described under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

                                    ARTICLE I

                     RESTATED CERTIFICATE OF INCORPORATION.

         Prior to the date hereof, the Restated Certificate of Incorporation of the Company (the "Restated Certificate"), a copy of which is attached hereto as EXHIBIT A, was filed with the Secretary of State of the State of Delaware. Article III of the Restated Certificate authorizes the Company to issue up to 72,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") and 62,000,000 shares of the Company's Preferred Stock, par value $.01 per share (the "Preferred Stock"), (i) 16,000,000 of which are designated Convertible Series A Participating Preferred Stock (the "Series A Preferred Stock") and (ii) 36,000,000 of which are designated Series B Preferred Stock.

                                   ARTICLE II

                      AUTHORIZATION OF ISSUANCE OF SHARES.

         Upon the terms and subject to the conditions hereof, the Company has authorized the issuance to J.P. Morgan at the Closing (as defined herein) of (i) 16,000,000 shares of Series A Preferred Stock (the "Series A Shares") and (ii) 10,000,000 shares of Series B Preferred Stock (the "Series B Shares" and, together with the Series A Shares, the "Shares").

                                   ARTICLE III

                                    CLOSING.

         The closing (the "Closing") hereunder with respect to the issuance, sale and exchange of the Shares shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 immediately prior to the closing pursuant to the Securities Purchase Agreement.

                                   ARTICLE IV

                          CONTRIBUTION BY J.P. MORGAN.

         Upon and subject to the terms of this Agreement, at the Closing J.P. Morgan shall (i) surrender the Old Common Shares to the Company, (ii) contribute all of its rights and obligations under the License Agreement to the Company,
(iii) contribute all of its rights to the URL to the Company and (iv) contribute all of its right, title and interest in the Additional Assets to the Company, and in consideration thereof the Company shall issue and deliver to J.P. Morgan, upon the terms and subject to the conditions herein set forth, one or more certificates, registered in the name of J.P. Morgan, representing the Series A Shares and the Series B Shares. This series of transfers are interdependent portions of an overall transaction that includes the

Series B Preferred Purchase pursuant to the Securities Purchase Agreement and such overall transaction is intended to qualify as a transaction described in
Section 351 of the Code. The Board has determined in good faith that the aggregate value of (a) the Old Common Shares being surrendered, (b) the License Agreement, (c) the URL Rights and (d) the Additional Assets being contributed to the Company in accordance with this Article IV by J.P. Morgan is $26,000,000.

                                    ARTICLE V
                               REPRESENTATIONS AND

                           WARRANTIES OF J.P. MORGAN.

         J.P. Morgan hereby represents and warrants to Company as of the date hereof and as of the Closing Date as follows:

5.1 TITLE TO THE OLD COMMON SHARES.

         J.P. Morgan is the lawful record and beneficial owner of the Old Common Shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. J.P. Morgan is not the subject of any bankruptcy, reorganization or similar proceeding. Except for this Agreement, there are no agreements or understandings between J.P. Morgan and any other Person with respect to the acquisition, disposition, transfer, registration or voting of or any other matters in any way pertaining or relating to any of the capital stock of the Company or any Subsidiary thereof (other than agreements or understandings which have been waived or terminated prior to the Closing without further obligation or liability to the Company or any Subsidiary thereof), and J.P. Morgan has no right whatsoever to receive or acquire any additional capital stock of the Company or any Subsidiary thereof.

5.2 AUTHORITY; NONCONTRAVENTION; CONSENTS.

                  (a) J.P. Morgan has the full and absolute legal right, capacity, power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by J.P. Morgan. This Agreement is the valid and binding obligation of J.P. Morgan, enforceable against J.P. Morgan in accordance with its terms.

                  (b) None of the execution, delivery and/or performance by J.P. Morgan of this Agreement, the consummation of the transactions contemplated hereby or compliance by J.P. Morgan with any of the provisions hereof does or will (A) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any Fundamental Document of J.P. Morgan or any material contract to which J.P. Morgan is a party, or by which J.P. Morgan or its assets or properties may be bound or (B) violate any Law applicable to J.P. Morgan, which conflict or violation could prevent the consummation of the transactions contemplated by this Agreement or results in an Encumbrance on or against any assets, rights or properties of J.P. Morgan, including the Old Common Shares.

                  (c) Except as contemplated by this Agreement or as set forth on Schedule 5.2(c), no consent, approval, Permit, Order, notification or authorization of, or any exemption from or registration, declaration or filing with, any Governmental Entity or any Person is required in connection with the execution, delivery and performance by J.P. Morgan of this Agreement or the consummation by J.P. Morgan of the transactions contemplated hereby.

5.3 OWNERSHIP OF ADDITIONAL ASSETS.

         J.P. Morgan hereby represents and warrants that J.P. Morgan has good and marketable title to the Additional Assets, free and clear of all encumbrances whatsoever.

5.4 URL.

         J.P. Morgan provides the URL Rights to the Company "as is". J.P. Morgan does not warrant that the URL Rights shall meet the Company's requirements for validity, quality or use. The entire risk as to the validity, quality and use of the URL Rights is with the Company. J.P. Morgan specifically disclaims any warranty with respect to the URL Rights, whether express or implied.

5.5 EXEMPTION FROM REGISTRATION.

         J.P. Morgan acquired the Old Common Shares in one or more transactions exempt from registration under the Securities Act.

                                   ARTICLE VI

                         INVESTMENT REPRESENTATIONS AND
                           WARRANTIES OF J.P. MORGAN.

                  J.P. Morgan hereby represents and warrants to the Company, as follows:

                  (a) J.P. Morgan is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

                  (b) J.P. Morgan understands that the Shares have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act and such laws, and that the Shares must be held indefinitely unless a subagent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

                  (c) J.P. Morgan understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to J.P. Morgan) depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts. "Rule 144" means Rule 144 as promulgated under the Securities Act, or any successor rule thereto.

                  (d) J.P. Morgan (i) has been furnished with or has had access to the information J.P. Morgan has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and (iii) has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable J.P. Morgan to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares.

                  (e) J.P. Morgan has no need for liquidity in its investment in the Shares and is able to bear the economic risk of its investment in the Shares and the complete loss of all of such investment.

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to J.P. Morgan as follows:

7.1 ORGANIZATION.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions and perform its obligations contemplated hereby.

7.2 CAPITALIZATION.

         Immediately after the filing of the Restated Certificate with the Secretary of State of the State of Delaware and the consummation at the Closing of the transactions contemplated hereby, the authorized capital stock of the Company shall consist of:

                  (a) 72,000,000 shares of Common Stock, of which (A) none of which are issued and outstanding, fully paid and nonassessable, (B) 7,400,000 shares are reserved for issuance to directors, officers, employees and consultants of the Company pursuant to the Stock Option Plan, (C) 16,000,000 shares are reserved for issuance upon conversion of the outstanding shares of the Series A Preferred Stock, and (D) 28,950,000 shares will be reserved for issuance upon conversion of the Series B Preferred Stock; and

                  (b) 62,000,000 shares of Preferred Stock, of which:

                      (i) 16,000,000 shares are designated Series A Preferred Stock, and all of which designated shares are issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and

                      (ii) 36,000,000 shares are designated Series B Preferred Stock, and 10,000,000 of which designated shares are issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

7.3 AUTHORITY; NONCONTRAVENTION; CONSENTS.

                  (a) The Company has the full and absolute legal right, capacity, power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by the Company. This Agreement is the valid and binding obligation of such the Company, enforceable against the Company in accordance with its terms.

                  (b) None of the execution, delivery and/or performance by the Company of this Agreement, the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof does or will (A) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any Fundamental Document of the Company or any material Contract to which the Company is a party, or by which the Company or its assets or properties may be bound or (B) violate any Law applicable to the Company, which conflict or violation could prevent the consummation of the transactions contemplated by this Agreement or results in an Encumbrance on or against any assets, rights or properties of the Company or give rise to any claim against the Company.

                  (c) Except as contemplated by this Agreement or except for the filing of any notice which may be required under applicable federal or state securities law (which, if required, has been or shall be filed on a timely basis as may be so required), no consent, approval, Permit, Order, notification or authorization of, or any exemption from or registration, declaration or filing with, any Governmental Entity or any Person is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

7.4 AUTHORIZATION OF THE SHARES, ETC.

         The issuance, sale, exchange and delivery by the Company of the Shares have been duly authorized by all requisite corporate action of the Company, and the Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof at the time of their issuance, and not subject to preemptive or any other similar rights of the stockholders of the Company or others, except as set forth in the Stockholders' Agreement (as defined below).

7.5 OFFERING EXEMPTION.

         Subject to the accuracy of the representations and warranties of J.P. Morgan in Articles V and VI and the compliance by J.P. Morgan with the terms of this Agreement, the offer, sale, exchange and issuance of the Shares pursuant to the terms of this Agreement do not require registration under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws (or if so required, have been so registered or qualified).

                                  ARTICLE VIII

                     RESTRICTIONS ON TRANSFER OF SECURITIES.

                  J.P. Morgan shall not transfer any Shares except in compliance with the conditions and procedures set forth in the Stockholders' Agreement, dated as of the date hereof (the "Stockholders' Agreement"), by and among the Company, J.P. Morgan, the Series B Investors and the other stockholders of the Company, and J.P. Morgan has duly executed and delivered a counterpart signature page for such Stockholders' Agreement (or a joinder thereto) to the Company.

                                   ARTICLE IX

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF J.P. MORGAN.

                  The obligations of J.P. Morgan to consummate the transactions contemplated hereby (including the contribution of the Contributed Property) are subject to the following conditions precedent:

9.1 LEGAL ACTION.

         No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any federal or state court and remain in effect.

9.2 LEGISLATION.

         No federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

9.3 CLOSING UNDER THE SECURITIES PURCHASE AGREEMENT.

         All items set forth in Section 2.1 of the Securities Purchase Agreement shall have been delivered to the respective parties (or the delivery of such items shall have been waived by the appropriate party).

9.4 DELIVERY OF CERTIFICATES.

         The Company shall have delivered to J.P. Morgan share certificates evidencing the Shares to be received by J.P. Morgan pursuant to the Exchange in accordance with Article IV.

                                    ARTICLE X

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to consummate the transactions contemplated hereby are subject to the following conditions precedent:

10.1 PAYMENT.

         J.P. Morgan shall have delivered to the Company the Contributed Property as set forth in Article IV.


10.2 LEGAL ACTION.

         No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any federal or state court and remain in effect.

10.3 LEGISLATION.

         No federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

10.4 CLOSING UNDER THE SECURITIES PURCHASE AGREEMENT.

         All items set forth in Section 2.1 of the Securities Purchase Agreement shall have been delivered to the respective parties (or the delivery of such items shall have been waived by the appropriate party).

10.5 STOCKHOLDERS' AGREEMENT.

         J.P. Morgan shall have executed and delivered to the Company a counterpart signature page for the Stockholders' Agreement.

                                   ARTICLE XI

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  All representations and warranties contained herein shall survive the Closing for a period of one year thereafter.

                                   ARTICLE XII

                                   COVENANTS.

12.1 FINANCIAL INFORMATION COVENANTS OF THE COMPANY.

         So long as J.P. Morgan and its Affiliates collectively hold shares of Preferred Stock having an aggregate original cost of at least $1,000,000, the Company agrees as follows:

                  (a) FINANCIAL INFORMATION. The Company will deliver the following reports to J.P. Morgan:

                           (i) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, the consolidated audited balance sheet of the Company and its Subsidiaries, if any, as of the end of such fiscal year, and a consolidated statement of income and consolidated statement of cash flow of the Company and its Subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP, consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year and the budgeted figures for the current fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, together with a certificate of the Company executed by the chief executive officer or principal financial or accounting officer of the Company certifying that all covenants to be complied with by the Company under this Article XII have been complied with (or setting forth in reasonable detail any covenants that have not been so complied with) and the reasons for such noncompliance.

                           (ii) As soon as practicable after the end of each quarter and in any event within 45 days thereafter, an unaudited consolidated balance sheet and statements of income and cash flow of the Company and its Subsidiaries, if any, for such quarter and for the year to date (in each case, compared to the budget for that period and to the corresponding period of the prior year).

                           (iii) As soon as practicable after the end of each month and in any event within 20 days thereafter, an unaudited consolidated balance sheet and statements of income and cash flow of the Company and its Subsidiaries, if any, prepared on a trended basis for such month and for the year to date (in each case compared to the budget for that period and to the corresponding periods of prior years).

                           (iv) At least 30 days prior to each fiscal year, the Company's annual and monthly budget and projections for such fiscal year.

                  (b) ADDITIONAL INFORMATION. The Company will deliver the following additional items to J.P. Morgan:

                           (i) As soon as they are made available to the Board, other budgets or financial plans prepared by the Company and presented to the Board.

                           (ii) With reasonable promptness, (A) all financial statements, reports, notices and other documents sent by the Company to its stockholders generally or released to the public and notice of all regular and periodic reports, if any, filed by the Company with any Governmental Entity, (B) all reports prepared for or delivered to the management of the Company by its accountants with respect to significant aspects of the Company's operations and financial affairs, and (C) such other information and data J.P. Morgan may from time to time reasonably request upon prior written notice.

                  (c) Rights of Inspection. From and after the Closing, J.P. Morgan shall have the right to, upon reasonable advance notice, visit and inspect any of the properties, books or records of the Company and to discuss its affairs, finances and accounts with its officers, all at such reasonable times during normal business hours and as often as may be reasonably requested; provided, however, that J.P. Morgan shall agree to hold all such materials and information derived therefrom as confidential and shall not reveal or disclose such materials or information derived therefrom to any other Person except pursuant to an Order of a court of competent jurisdiction.

12.2 ADDITIONAL COVENANTS OF THE COMPANY.

                  (a) INSURANCE. From and after the Closing, the Company shall maintain such other insurance with such coverages and in such amounts as shall be determined by the Board, including such insurance as the Board shall deem necessary to protect the assets of the Company which shall include, at a minimum, director and officer insurance and error and omission insurance.

                  (b) BOARD MEETINGS, EXPENSES. The Company shall hold meetings of its Board not less frequently than quarterly. The Company shall reimburse reasonable out-of-pocket expenses of directors and others who have observation rights incurred in connection with attending Board and committee meetings and work on any special project.

                  (c) ANNUAL MEETING. The Company shall hold a meeting of its stockholders annually for the purpose of electing directors or to cause such action to be taken by written consent in accordance with applicable Law.

                  (d) LITIGATION AND INVESTIGATIONS. The Company, promptly upon becoming aware thereof, shall notify the Board of any (i) actual or threatened Proceeding in which the Company is involved and which might, if determined adversely, have a Material Adverse Effect on the Company, (ii) any Proceeding to which the Company is a party in which class action status has been requested or
(iii) written notice received by the Company of any material investigation into the Company and its operations by the news media or any Governmental Entity.

                  (e) COMPLIANCE WITH LAWS. The Company will, and will cause its Subsidiaries, if any, to, comply in all material respects with the requirements of all applicable Laws.

                  (f) SMALL BUSINESS QUALIFICATIONS. The Company and each Subsidiary, if any, shall use commercially reasonable efforts to file all reports or filings with the Internal

Revenue Service required of a Qualified Small Business (as defined in Section 1202(d) of the Code), and provide J.P. Morgan with sufficient information as requested by J.P. Morgan to permit J.P. Morgan to comply with its obligations under the Small Business Investment Act of 1958, as amended, with respect to the Company and each Subsidiary thereof, if any. J.P. Morgan shall use commercially reasonable efforts to protect any information which the Company or such Subsidiary labels as confidential. If any such confidential information is required to be disclosed by J.P. Morgan in order to comply with any such request, J.P. Morgan shall cause to be filed a confidential treatment request on behalf of the Company or such Subsidiary seeking to withhold from public availability all of such confidential information, and will permit the Company to review and comment on such confidential treatment request prior to its submission to the SBA. J.P. Morgan will deliver to the Company copies of all of its filings with Governmental Entities, including but not limited to SBA filings, that pertain to the Company.

                  (g) PROMOTION OF DEALERTRACK SERVICE. J.P. Morgan hereby covenants and agrees that it shall cause one or more of its affiliates to use commercially reasonable efforts to use its automobile finance sales force to promote the DealerTrack service to the affiliated automobile dealerships of such affiliate.

                  (h) LICENSE AGREEMENT. For purposes of Section 9.6 thereof, the Company hereby covenants and agrees to be bound by and subject to all of the terms and provisions of the License Agreement. From and after the date hereof, all references to "JP Inc." in the License Agreement shall be deemed to be references to the Company.

                                  ARTICLE XIII

                               GENERAL PROVISIONS.

13.1 NOTICES.

         All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to the Company, to:

                                  DEALERTRACK.COM, INC.
                                  900 Stewart Avenue
                                  Garden City, NY 11530
                                  Attention: President
                                  Telecopier: (516) 745-4040;

                                  with a copy to:

                                  O'SULLIVAN GRAEV & KARABELL, LLP
                                  30 Rockefeller Plaza, 27th Floor
                                  New York, NY 10112

                                  Attention: John J. Suydam, Esq.
                                  Telecopier: (212) 218-6220.

                  (b) if to J.P. Morgan, to the following address:

                                  J.P. MORGAN PARTNERS (23A SBIC), LLC
                                  c/o J.P. Morgan Partners, LLC
                                  1221 Avenue of the Americas
                                  New York, NY 10020
                                  Attention: Mr. Stephen Murray
                                  Telecopier: (212) 899-3401;

                                  with a copy to:

                                  J.P. MORGAN PARTNERS (23A SBIC), LLC
                                  c/o J.P. Morgan Partners, LLC
                                  1221 Avenue of the Americas
                                  New York, NY 10020
                                  Attention: Official Notices Clerk
                                  Telecopier: (212) 899-3401; and

                                  O'SULLIVAN GRAEV & KARABELL, LLP
                                  30 Rockefeller Plaza, 27th Floor
                                  New York, NY 10112
                                  Attention: John J. Suydam, Esq.
                                  Telecopier: (212) 218-6220.

         All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

         Each party may change its address from time to time for purposes of notice or other communication hereunder by giving notice to the Company and the other parties hereto in accordance with this Section 13.1. Each notice or other communication shall for all purposes of this Agreement be treated as being effective or having been given upon receipt unless otherwise indicated herein.

13.2 REASONABLE BEST EFFORTS AND FURTHER ASSURANCES.

         The parties to this Agreement shall use their reasonable best efforts to effectuate the transactions contemplated by this Agreement. At all times prior to and after the Closing, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated by this Agreement.

13.3 NO THIRD-PARTY BENEFICIARIES; SUCCESSORS AND ASSIGNS.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by J.P. Morgan without the prior written consent of the Company, and this Agreement may not be assigned the Company without the prior written consent of J.P. Morgan. Any attempted assignment without such consent shall be void. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of J.P. Morgan and their respective heirs, executors, administrators, successors and permitted assigns, as applicable, so long as J.P. Morgan holds any of the Shares.

13.4 HEADINGS.

         The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

13.5 COUNTERPARTS AND FACSIMILE EXECUTION.

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

13.6 GOVERNING LAW.

         THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

13.7 JURISDICTION AND VENUE.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York County, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereunder in any New York state or federal court sitting in New York County, New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

13.8 SEVERABILITY.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.9 AMENDMENT.

         The terms and provisions of this Agreement may not be modified or amended, and the provisions may not be waived, temporarily or permanently, except pursuant to the written consent of the Company and J.P. Morgan.

13.10 COMPLETE AGREEMENT.

         This Agreement and the other documents referenced herein and therein contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous negotiations, agreements, arrangements and understandings between them with respect to such subject matter.

13.11 REMEDIES.

         Subject to this Article XIII, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

13.12 MUTUAL WAIVER OF JURY TRIAL.

         THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

13.13 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. Each representation, warranty and covenant shall be given independent effect so that if a particular representation, warranty or covenant is breached the fact that another representation, warranty or covenant pertaining to the same or similar subject matter is not breached will not affect the breach or enforceability of such representation, warranty or covenant. No representation or warranty is made by the Company or J.P. Morgan other than or specifically set forth in this Agreement.

13.14 INCORPORATION OF EXHIBITS AND SCHEDULES.

         EXHIBIT A and the Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

13.15 SCHEDULES.

         The disclosure of any matter in any Schedule to this Agreement shall be deemed to be a disclosure for other purposes of this Agreement that are directly related to the same subject matter that is covered by such Schedule.

13.16 NOUNS AND PRONOUNS.

         Whenever the context may require, any pronouns used herein shall indicate the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   DEALERTRACK.COM, INC.

                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                   J.P. MORGAN PARTNERS (23A SBIC), LLC

                                   By: J.P. Morgan Partners (23A SBIC Manager),
                                       Inc., its Managing Member

                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    DEALERTRACK.COM, INC.

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    J.P. MORGAN PARTNERS (23A SBIC), LLC

                                    By: J.P. Morgan Partners (23A SBIC Manager),
                                        Inc., its Managing Member

                                    By:
                                       --------------------------------
                                       Name:
                                       Title: